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                                                                   EXHIBIT 10.5


                     NAUGATUCK VALLEY SAVINGS & LOAN, S.B.
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Organizational Function Area:                     Administration

Policy:                                           Directors Compensation Policy

Last Board Approval:                              July 15, 2003

Revision or Reaffirmation Date:                   June 15, 2004

Individuals Responsible for                       John C. Roman
Maintaining/Updating Policy:

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                               TABLE OF CONTENTS

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Table of Contents ...............................................        1

Purpose .........................................................        2

Policy Statement ................................................        2

Job Description .................................................        2

Compensation ....................................................        3

Privacy Policy ..................................................        4

Compulsory Retirement and Benefits Payable to Directors .........        4

Annual Policy Review ............................................        5
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PURPOSE:

         The purpose of this policy is to document the policy for compensation of Directors and Directors Emeritus of Naugatuck Valley savings and Loan, S.B.

POLICY STATEMENT:

         Outside members of the Board of Directors for the Naugatuck Valley Savings and Loan Association, Inc. are selected for their business acumen, personal expertise, civic and fraternal involvement, personal reputation and integrity, and perceived value to the Association.

         The Association will maintain a compensation plan conducive to attracting and retaining individuals meeting these criteria that is competitive and appropriate.

         Compensation will be in the form of an annual retainer plus Board and Committee meeting fees. Levels of compensation are to be based on the expectation that each Director will promote and market the Association and regularly attend of Board and Committee meetings.

         This policy will be managed and monitored by the Human Resources Committee.


JOB DESCRIPTION


         The job description for the Board of Directors is as follows:


Members of the Board of Directors

- Participates in meetings of the full Board of Directors and also as members of one or more Committees of the Board of Directors, which meet on a weekly basis or less frequently as needed.

- Serves according to the Bank's Bylaws as a member of the policy-making and governing body of Naugatuck Valley Savings & Loan, S.B., with responsibility for the management and administration of various functions of the Bank through delegation of authority and assignments to the President and other officers.

- Specifically, the Board is responsible for operating the Bank in a safe and sound manner and:

         1. Complies with applicable laws and regulations and banking practices.

         2. Initiates, receives, reviews, makes determinations and takes actions on all matters affecting the Association based upon personal knowledge and/or recommendations referred by the President and/or Board Committees.

         3. Reviews the periodic operating results of the Bank, paying diligent attention to such results in order to determine courses of action in the short or long term.


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         4.       Analyzes a variety of material and reports for informational purposes and preliminary to taking necessary action.

         5. Establishes policy for interest rates to be charged on loans and to be paid to customers.

         6.       Authorizes the maintenance of correspondent bank accounts.

         7. Ensures that all Bank's policies and procedures are developed, implemented and maintained.

         8. Appoints officers of the Bank. Reviews the performance of the President and determines appropriate compensation and bonuses. Approve salary adjustments for other officers.

COMPENSATION

The Board of the Bank is compensated in the form of an annual retainer plus meeting fees. The amount of the annual retainer and meeting fees are reviewed periodically by the Board. Any changes in the amount of the retainer and/or fees requires Board approval.

         - Each Director shall be paid an annual retainer. The retainer is paid at the Association's Annual Meeting.

         - Each Director shall be compensated for each monthly Board meeting attended.

         - Each Director shall be compensated for each Quarterly Policy Review meeting attended.

         - Each Director shall be compensated for attendance at each Board Committee meeting that the director is responsible to attend.

         - Each Director shall be compensated for attendance at special meetings of the Board called by the Chairman of the Board or the President.

         - The Director appointed as Liaison to ALCO shall be compensated an annual amount payable in 12 monthly installments.

         - The Director appointed as Liaison to the PIC shall be compensated an annual amount payable in 12 monthly installments.

         - The Chairman of the Board in his capacity as an ex-officio member of each committee shall be compensated for each meeting attended.

         - Each Director shall be compensated for attendance at meetings of the Bank's Corporators.


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PRIVACY POLICY

As part of our efforts to meet the financial needs of customers, it is necessary to collect and save information regarding our customers' financial and personal lives.

This information is of a highly personal nature and will only be shared, with discretion, for purposes of conducting our business, providing quality service and offering our customers products and services.

Directors' access to personal non-public information is restricted to information needed to carry out the policy making and governance functions for which they are responsible.

COMPULSORY RETIREMENT AND BENEFITS PAYABLE TO DIRECTORS

         Any Director of the Bank who attains the age of seventy (70) on or before December 31 in any year while serving as a Director, and any Director of the Bank on the date this Policy is adopted who has already attained the age of seventy (70) or more, shall retire from the Board of Directors effective on January 1 of the year following the year in which such triggering event occurs (the "Retirement Date").

         Any Director of the Bank, on or after the date this Policy is adopted, shall qualify for, and be entitled to, the annual retirement benefit provided below upon the occurrence of the last of the following events ("Qualifying Events"): (a) the attainment of age seventy (70); and (b) the completion of ten years of consecutive service as a director. Both of the Qualifying Events must occur during the same term of service as a Director but, in the case of a Director of the Bank on the date this Policy is adopted, either or both of these events may occur prior to the date this Policy is adopted. Such Director may, at the option of the Board of Directors, also be appointed a Director Emeritus. Any such appointment shall be made at the regular Board of Directors meeting in December preceding the Director's Retirement Date and shall be limited to one five-year non renewable term.

         The annual retirement benefit provided by this Policy shall, subject to reduction as provided below, also be available to any person who is a Director of the Bank on January 1, 2000 who has attained the age of sixty-eight
(68) on or by that date and who has then completed or thereafter completes ten years of service as a Director by the time such Director attains the age of seventy (70). The annual retirement benefit of such Director, as computed in the following paragraph, shall be reduced by 10% for each year, or portion thereof greater than three (3) months, remaining until such Director would attain the age of seventy (70) unless such Director continues to serve and attains the age of seventy (70).

         The annual retirement benefit provided to a qualifying Director under this Policy shall be computed by taking the sum of all amounts paid to non-employee Directors


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during the calendar year preceding the Director's Retirement Date, dividing that sum by the number of non-employee Directors to whom such amounts were paid, and multiplying the result by 60%. Once computed, the annual retirement benefit provided to a qualifying Director is not subject to change.

         The annual retirement benefit provided under this Policy to a qualifying Director shall be paid in semi-annual installments on the first business day of January and July with the first semi-annual installment being paid on the first business day that follows that Director's Retirement Date. The annual retirement benefit provided to a qualifying Director under this Policy will end with the payment of the tenth (10th) semi-annual installment to that Director.

         For non-employee Directors serving on the Board of Directors at the time this Policy is adopted who are at the time, or subsequently become, entitled to the annual retirement benefit provided under this Policy, the percentage listed above shall be increased from 60% to 100%.

The non-employee Directors serving on the Board of Directors at the time this policy was adopted are:

                        Frederick E. Hennick
                        Lawrence J. Mambrino
                        Robert E. Ruccio
                        Gerald Labriola, M.D.
                        Michael J. Magas, Jr.
                        Frank Rodrigues
                        James A. Mengacci

         In the event of the death of any Director who is entitled to the annual retirement benefit under this Policy at the time of his or her death, any semi-annual installment(s) that would have been paid to that Director, had that Director remained alive, shall be paid to the person or persons, and in such percentages, designated by the Director on a Designation of Beneficiary Form supplied by the Association and delivered to the Association prior to the Director's death. In the event that a Director does not complete and deliver to the Association a Designation of Beneficiary Form prior to his or her death, any semi-annual installment(s) that would have been paid to that Director, had that Director remained alive, shall be paid to his or her surviving spouse, and if there is no surviving spouse or such spouse subsequently dies, such installments shall be paid to such Director's estate in a lump sum. Any semi-annual payment provided for under this paragraph shall be paid on the first business day of January and July with the first annual installment being paid on the first business day of the first January or July that follows the Director's death in the case of any Director who dies prior to his or her Retirement Date.

ANNUAL POLICY REVIEW:

         The Board of Directors will review and approve this policy annually.


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